UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  November 26, 2017

Jones Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36006	80-0907968
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

807 Las Cimas Parkway, Suite 350 Austin, Texas	78746
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (512) 328-2953

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01                                           Entry Into a Material Definitive Agreement.

On November 26, 2017, Jones Energy Holdings, LLC (“JEH”), a subsidiary of Jones Energy, Inc. (the “Company”), entered into an amendment (the “Amendment”) to the Credit Agreement dated as of December 31, 2009 among JEH, Wells Fargo Bank, N.A., as administrative agent, and the lenders signatory thereto (as amended, the “Credit Agreement”). Among other things, the Amendment:

•                  Suspends testing of the total leverage ratio covenant through the first quarter of 2019. On and after March 31, 2019, the Company will be required to maintain a total leverage ratio not to exceed (i) 5.25 to 1.00 as of March 31, 2019, (ii) 5.00 to 1.00 as of June 30, 2019, (iii) 4.75 to 1.00 as of September 30, 2019, (iv) 4.50 to 1.00 as of December 31, 2019 and (v) 4.00 to 1.00 as of the last day of each fiscal quarter ending thereafter;

•                  Requires the Company to maintain a ratio of senior secured debt to EBITDAX not to exceed (i) 2.50 to 1.00 as of the last day of any fiscal quarter ending on or prior to December 31, 2018 and (ii) 2.25 to 1.00 as of the last day of any fiscal quarter ending thereafter;

•                  Reduces the borrowing base to $350 million until the next redetermination thereof;

•                  Increases the margin applicable to borrowings under the Credit Agreement by 0.75% if the total leverage ratio is at or below 4.00 to 1.00 and 1.25% if the total leverage ratio is above 4.00 to 1.00, in each case determined as of the last day of the most recently ended fiscal quarter;

•                  Adds a covenant limiting the ability of JEH and its subsidiaries to repurchase or redeem certain indebtedness prior to maturity thereof, subject to certain exceptions;

•                  Permits JEH to raise up to $350 million of second lien debt, subject to covenant compliance and other customary conditions; and

•                  Increases the Company’s hedge limits to permit, at any time, hedging of up to (i) 100% of projected production from proved reserves over the period of 24 months following such time and (ii) 85% of projected production from proved reserves for the subsequent period of 36 months thereafter.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference herein.

Item 7.01                                           Regulation FD Disclosure.

On November 27, 2017, the Company issued a press release announcing the Amendment. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information disclosed in Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such filing.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description
10.1

Amendment No. 11 to Credit Agreement dated as of November 26, 2017, among Jones Energy Holdings, LLC, as borrower, Jones Energy, Inc., Jones Energy, LLC and Nosley Assets, LLC, as guarantors, Wells Fargo Bank, N.A., as administrative agent, and the lenders party thereto.

99.1	Press Release, dated November 27, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JONES ENERGY, INC.

Date: November 27, 2017	By:	/s/ Robert J. Brooks
Robert J. Brooks
Executive Vice President and Chief Financial Officer